SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report: January 16, 1996 (January 15, 1996)



                            CAPITAL ASSOCIATES, INC.
               (Exact Name of Registrant as Specified in Charter)




         Delaware                                               0-15525
(State of Incorporation)                                (Commission File Number)



                                   84-1055327
                        (IRS Employer Identification No.)



7175 West Jefferson Avenue, Lakewood, Colorado                          80235
   (Address of Principal Executive Offices)                           (Zip Code)



       Registrant's telephone number, including area code: (303) 980-1000


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Item 5.    Other Events

           On January 9 and 10, 1996, MCC Financial Corporation ("MCC") acquired 550,000 shares of common stock of Capital Associates, Inc. (the "Company"), at a price of $3.30 per share (an aggregate of $1,815,000) through a private stock transaction pursuant to an agreement (the "Stock Purchase Agreement") executed by and between MCC and Gary M. Jacobs and Jack M. Durliat, two of the Company's largest shareholders, on November 10, 1995. Pursuant to other Stock Purchase Agreements executed on that date, on November 10, 1995, MCC acquired 65,120 shares of common stock for a purchase price of $3.30 per share or an aggregate amount of $214,896. In addition, MCC acquired the right to purchase an additional 1,245,000 shares of common stock in the future for an aggregate purchase price of approximately $4.5 million, including the shares purchased on January 9 and 10, 1996.

           The number of shares reported reflects a one-for-two reverse stock split effective November 3, 1995. The funds for the most recent purchase of the 550,000 shares of common stock were obtained by MCC from a revolving line of credit with NationsBank of Virginia, N.A. that is secured by existing assets and leases of MCC (the "MCC Credit Facility"). The funds for the purchase of the remaining 695,000 shares of common stock will be obtained by MCC from the MCC Credit Facility, through a sale or financing of assets or a combination of such sources.

           As of close of business on January 10, 1996, MCC beneficially owned and/or had voting control over a total of 2,833,369 shares of common stock constituting 56% of the shares of common stock outstanding calculated after giving effect to the Company's one-for-two reverse stock split. Of the 2,833,369 shares, 695,000 shares are not owned by MCC, but MCC is entitled to vote those shares pursuant to proxies executed by the current owners, and MCC has entered into Stock Purchase Agreements to purchase these shares in the future. The determination of the percentage of shares beneficially owned is based on information that 4,988,348 shares (after the stock split) of common stock were outstanding as of January 10, 1996.

           As 50% owners of MCC sharing authority with respect to the voting and disposition of securities owned by MCC, Messrs. William H. Buckland and James D. Walker each indirectly beneficially owned, as of January 11, 1996, the 2,833,369 shares of common stock held by or beneficially owned by MCC constituting 56% of the shares of common stock outstanding.

           MCC and Durliat and Jacobs entered into a stock pledge agreement, dated as of November 10, 1995, whereby MCC (1) granted Durliat and Jacobs a security interest in, and pledged, the shares of common stock purchased on that date from Durliat and Jacobs as security for MCC's payment and performance obligations under the Stock Purchase Agreements and (2) agreed to grant to Durliat and Jacobs a security interest in, and agreed to pledge, any additional shares of Common Stock purchased from Durliat and Jacobs after November 10, 1995, as security for MCC's payment and performance obligations under the Stock Purchase Agreements. The shares of common stock purchased by MCC on January 9 and 10, 1996, are subject to the stock pledge agreement.

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Item 5.    Other Events, continued:

           See the current report on Form 8-K, dated November 22, 1995, for additional information concerning the change of control transaction that occurred on November 10, 1995, the terms of the transaction documents and the obligations thereunder with respect to the transaction that occurred on January 9 and 10, 1996.






























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                                  EXHIBIT INDEX
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ITEM
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 99               Additional Exhibits


































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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CAPITAL ASSOCIATES, INC.
                                     Registrant



Date: January 16, 1996               By:  /s/John E. Christensen
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                                          John E. Christensen
                                          Senior Vice President and
                                          Chief Financial Office



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